EXHIBIT 10


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 16, 2001 on the financial statements of Needham Growth Fund (the "Fund"), a portfolio of The Needham Funds, Inc. for the year ended December 31, 2000 and to all references to our Firm included in or made part of the registration statement of the Fund filed on Form N-1A (Amendment No. 10), Investment Company Act File No. 811-9114 with the Securities and Exchange Commission.


                                                       /s/ Arthur Andersen LLP
                                                       -----------------------
                                                           Arthur Andersen LLP

New York, New York
April 18, 2001